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Exhibit 99.1

Transaction Systems Architects to Conduct Re-Audit of Prior Periods

        OMAHA, Neb.—August 14, 2002— Transaction Systems Architects, Inc. (Nasdaq: TSAI), a leading global provider of enterprise e-payments and e-commerce solutions, announced today that it will conduct a re-audit of fiscal years 1999, 2000 and 2001, years previously audited by Arthur Andersen LLP who was terminated by the Company in June 2002. The Company has asked its recently appointed independent accountants, KPMG LLP, to perform the re-audit.

        Information has recently been brought to the attention of the Company's management that caused management to review several transactions involving one of the Company's customers that occurred during fiscal 1999 and 2000, to determine whether they were accounted for appropriately. The Company promptly retained outside legal counsel to review these transactions and advise the Company. The Company promptly notified KPMG LLP and the Company's Audit Committee of the Board of Directors of this review. The Company believes that, based on its initial review and consultation with its outside advisors, some restatement of prior quarterly periods will be required. As a result, the Company has asked KPMG to re-audit the consolidated financial statements for fiscal years 1999, 2000 and 2001.

        "Upon an initial review of these transactions, it appears that certain prior periods will need to be restated," said Greg Derkacht, President and CEO. "Given that Arthur Andersen is no longer available to assist with this process, we must move immediately to re-audit prior periods. The management team is supportive of this initiative, and we look forward to concluding it in a timely manner." Mr. Derkacht was not with the Company during the periods in which these transactions occurred.

        The transactions with the customer primarily involved two software license agreements, a distribution agreement and investment in the customer's common stock and warrants. The transactions that occurred in the second quarter of fiscal 1999 resulted in revenues of approximately $4,375,000 during that fiscal quarter. The transaction that occurred during the second quarter of fiscal 2000 resulted in revenues of approximately $4,250,000 during that fiscal quarter. Revenue from this customer is not expected to be material to the Company's future operations.

        The Company also made investments in the aggregate amount of $11,700,000 in the publicly traded common stock of the customer during fiscal 1999 and 2000. The Company sold approximately $2,800,000 of this common stock during fiscal 2000 that resulted in a profit of approximately $1,200,000. The price of the customer's common stock declined significantly during late 2000 and declined further in 2001, and the Company recorded a non-cash charge to earnings of approximately $8,100,000 and $900,000 in the fiscal quarters ended December 31, 2000 and September 30, 2001, respectively, for the "other than temporary" decline in the market value of its investment in the common stock.

        The Company's management currently believes that based on information it has reviewed with respect to the transactions currently under review, the aggregate of GAAP pretax income for fiscal years 1999, 2000 and 2001, and the nine-month period ended June 30, 2002, may not be materially different than previously reported; however, the fiscal quarters and years in which such pretax income was previously reported, the financial statement classification of items of revenue and expense, and pro-forma results, may change. The re-audit could also result in changes to other items of income and expense and the application of accounting principles unrelated to the transactions currently under consideration.

        On August 14, 2002, the Company filed a Form 10-Q for the quarter ended June 30, 2002. KPMG has advised the Company that they will not be in a position to complete their review of the Company's quarterly financial statements until the re-audit is completed.

        Given these circumstances, Mr. Derkacht, Chief Executive Officer of the Company, and Dwight Hanson, Chief Financial Officer of the Company, will make the certifications required by Section 906 of the Sarbanes-Oxley Act of 2002 promptly upon completion of the re-audit.

        "We are disappointed in this turn of events, but are taking proactive steps to ensure the financial integrity of the Company, including the aforementioned re-audit," said Mr. Derkacht. "We have made good progress in improving the financial health of our business. Our earnings are improving, as is our cash position, with over $59 million in cash and minimal debt on the balance sheet. We are well positioned for continued success in the e-payments market."

        In addition, the Company announced that Gregory J. Duman, the Company's Chairman of the Board of Directors, has resigned as a director of the Company as of August 13, 2002. Mr. Duman previously served as Vice President and Chief Financial Officer of the Company until March 2000.

        The Company will provide further details regarding this process in a Web cast conference call, to be held Thursday, August 15, 2002 at 7:30 am CDT. Interested persons may access a real-time audio broadcast of the teleconference at: www.tsainc.com/ir/ir.asp. The Web cast will be archived for 10 days after the teleconference at the Internet address listed above.

About Transaction Systems Architects, Inc.

        Transaction Systems Architects' software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. Transaction Systems Architects' solutions are used on more than 1,750 product systems in 71 countries on six continents.

Forward-Looking Statements

        This report contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," "the Company expects," "the Company plans," "the Company will," and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially. Factors that could cause actual results to differ include, but are not limited to, the following:

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  The decision to re-audit the Company's consolidated financial statements for fiscal years 1999, 2000 and 2001 will result in the Company being required to restate the financial results for one or more prior periods. Management currently believes that in respect of the transaction that gave rise to the need for a re-audit, the aggregate net income for fiscal years 1999, 2000, and 2001 may not be materially different than previously reported, though the calendar quarters in which net income previously reported, and the classification of such items, may change. The re-audit could also result in the Company's independent accountants proposing changes to other items of income and expense and the application of accounting principles unrelated to the transactions currently under consideration. The Company is uncertain whether the re-audit or restatement of any prior period would have a material adverse effect on the Company's customers, suppliers or other business relationships.

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  The Company will continue to derive a majority of its total revenue from international operations and is subject to risks of conducting international operations including: difficulties in staffing and management, reliance on independent distributors, longer payment cycles, volatilities of foreign currency exchange rates, compliance with foreign regulatory requirements, variability of foreign economic conditions, and changing restrictions imposed by U.S. export laws.

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  The Company will continue to derive a substantial majority of its total revenue from licensing its BASE24 family of software products and providing services and maintenance related to those products. Any reduction in demand for, or increase in competition with respect to, BASE24 products would have a material adverse effect on the Company's financial condition and results of operations.

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  The Company will continue to derive a substantial portion of its revenues from licensing of software products that operate on Compaq Computer Corporation ("Compaq") computers. Any reduction in demand for these computers or in Compaq's ability to deliver products on a timely basis could have a material adverse effect on the Company's financial condition and results of operations. Hewlett-Packard Company announced on May 3, 2002 that it completed its merger transaction with Compaq. Prior to the merger, Compaq announced a plan to consolidate its high-end performance enterprise servers on the Intel Corp. Itanium microprocessor by 2004. The Company has not determined whether the merger, or consolidation of the high-end servers if it occurs as announced, will materially affect the Company's business, financial position or results of operation.

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  The Company's business is concentrated in the banking industry, making it susceptible to a downturn in that industry. Further, banks are continuing to consolidate, decreasing the overall number of potential buyers of TSA's products and services.

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  New accounting standards, or additional interpretations or guidance regarding existing standards, could be issued in the future, which could lead to unanticipated changes in the Company's current financial accounting policies. These changes could affect the timing of revenue or expense recognition and cause fluctuations in operating results.

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  The Company's stock price may become volatile, in part, due to the announcement of its intention to re-audit its consolidated financial statements for fiscal years 1999, 2000 and 2001, and any resulting restatement of any prior fiscal period. The stock price may fluctuate until the CEO and CFO make required certifications pursuant to the Sarbanes-Oxley Act of 2002. Fluctuations in quarterly operating results may also result in volatility in the Company's stock price. No assurance can be given that operating results will not vary. The Company's stock price may also be volatile, in part, due to external factors such as announcements by third parties or competitors, inherent volatility in the high-technology sector and changing market conditions in the industry.

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  The Company has expanded and may seek to continue to expand its operations through the acquisition of additional businesses. Acquisitions involve many risks that could have a material adverse effect on the Company's business, financial condition and results of operations. Management's negotiations of potential acquisitions and the integration of acquired businesses or technologies could divert their time and resources. Further, the Company may not be able to properly integrate acquired businesses or technology with its existing operations, train and motivate personnel from the acquired business, or combine potentially different corporate cultures.

        For a detailed discussion of these and other risk factors, interested parties should review the Company's filings with the Securities and Exchange Commission.

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  Exhibit 99.1